Exhibit 99.1

Ameresco Reports Second Quarter 2026 Financial Results

Strong Second Quarter Performance

Record $1.8 Billion in New Project Awards Led by Strong Momentum with Data Center Power Infrastructure Projects

Total Backlog Increased 32% Y/Y to a Record $6.73 Billion

Increases 2026 EPS Guidance

Second Quarter 2026 Financial Highlights:
•Revenues of $515.5 million
•Net income attributable to common shareholders of $9.7 million
•GAAP EPS of $0.18
•Non-GAAP EPS $0.20
•Adjusted EBITDA of $62.8 million

FRAMINGHAM, MA – August 3, 2026 – Ameresco, Inc. (NYSE:AMRC), a leading energy infrastructure company, today announced financial results for the second quarter ended June 30, 2026. The Company also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information, which includes Non-GAAP financial measures, has been posted to the “Investors” section of the Company’s website at www.ameresco.com. Reconciliations of Non-GAAP measures to the appropriate GAAP measures are included herein. All financial result comparisons made are against the prior year period unless otherwise noted.

CEO George Sakellaris commented, “Outstanding second quarter results demonstrated solid execution in key areas of our business, underscoring Ameresco’s position as a leading energy infrastructure company that delivers integrated solutions to provide reliable power and modernize critical building and public infrastructure. This performance supports our expectation for 2026 to be another year of growth and increased profitability.

“One of the highlights of the quarter was the tremendous momentum we experienced in the Power Infrastructure pillar of our business, which resulted in a record 65% increase in our awarded backlog to $4.4 billion, providing substantial visibility for at least the next three to four years. During the quarter, we had a record of $1.8 billion of new awards, driven by $1.2 billion for data center, and $600 million for our other key markets. We successfully advanced three new behind the meter data center projects, bringing the total number of data center projects in our awarded project backlog to five. The dollar amount related to data centers that we added to our awarded backlog this quarter represents only a portion of their potential total value. We expect to add additional contributions to awarded backlog and move projects to contracted backlog as these projects reach further development and construction milestones. And beyond these five data center power infrastructure projects already in our awarded backlog, we have a growing number of additional opportunities in our pipeline,” Mr. Sakellaris concluded.

Second Quarter Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

(in thousands)	Q2 2026			Q2 2025
	Revenue	Net Income (Loss) (1)	Adj. EBITDA	Revenue	Net Income (1)	Adj. EBITDA
Projects	$380,903	$4,746	$17,500	$358,088	$4,933	$16,295
Energy Assets	$75,904	($2,751)	$34,831	$62,909	$3,426	$33,787
O&M	$36,193	$8,299	$9,795	$27,955	$2,647	$3,447
Other	$22,464	($576)	$683	$23,332	$1,858	$2,618
Total (2)	$515,464	$9,718	$62,809	$472,284	$12,864	$56,147

(1) Net Income (loss) represents net income (loss) attributable to common shareholders.
(2) Numbers in table may not sum due to rounding.

Total revenue increased 9% to $515.5 million, reflecting broad-based growth across each of our core business lines and continued strong execution on project backlog conversion. Project revenue increased 6% to $380.9 million, while Energy Asset revenue grew 21% to $75.9 million, as we continued to expand our portfolio of owned operating assets. O&M revenue increased 29% to $36.2 million, driven by the continued addition of new long-term contracts. Gross margin expanded to 17.7%, reflecting a favorable business mix and strong execution, with meaningful improvement on both a sequential and year-over-year basis.

Net income attributable to common shareholders was $9.7 million, or $0.18 per diluted share, while Non-GAAP EPS was $0.20. Adjusted EBITDA increased 12% to $62.8 million, outpacing revenue growth and reflecting strong operating execution, improved business mix and the continued expansion of our higher margin recurring businesses. EPS reflected higher depreciation and interest expense associated with the growth in our Energy Asset portfolio, a lower tax benefit, and the non-controlling interest impact from the Neogenyx transaction.

Project and Asset Highlights

($ in millions)	At June 30, 2026
Awarded Project Backlog (1)	$4,424
Contracted Project Backlog	$2,302
Total Project Backlog	$6,726
12-month Contracted Backlog (2)	$1,100
New Contracts	$185
New Awards (3)	$1,835

Total O&M Revenue Backlog	$1,519
12-month O&M Backlog	$118
Total Energy Asset Visibility (4)	$3,244
Total Revenue Visibility	$11,489

Energy Assets Placed into Operation	32 MWe
Energy Assets New Awards / Scope Changes (5)	(24) MWe
Total Operating Energy Assets	822 MWe
Ameresco's Net Assets in Development (6)	513 MWe

(1) Customer contracts that have not been signed yet
(2) We define our 12-month backlog as the estimated amount of revenues that we expect to recognize in the next twelve months from our fully-contracted backlog
(3) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed
(4) Estimated contracted revenue and incentives during PPA period plus estimated additional revenue from operating RNG assets over a 20-year period, assuming RINs at $1.50/gallon and brown gas at $3.50/MMBtu with $3.00/MMBtu for LCFS on certain projects

(5) The reduction is largely attributable to the non-controlling interest from Neogenyx
(6) Net MWe capacity includes only our share of any jointly owned assets

Balance Sheet and Cash Flow Metrics

($ in millions)	June 30, 2026
Total Corporate Debt (1)	$384.8
Corporate Debt Leverage Ratio (2)	3.2X
Non-Core Debt, International JVs (4)	$27.5

Total Energy Asset Debt (3)	$1,546.6
Energy Asset Book Value (5)	$2,236.3
Energy Debt Advance Rate (6)	69%

Q2 Cash Flows from Operating Activities	$(107.2)
Plus: Q2 proceeds from Sales of ITC	$20.4
Plus: Q2 Proceeds from Federal ESPC Projects	$21.5
Equals: Q2 Non-GAAP Adjusted Cash from Operations	$(65.3)

8-quarter rolling average Cash Flows from Operating Activities	($13.6)
Plus: 8-quarter rolling average Proceeds from Sales of ITC	$19.1
Plus: 8-quarter rolling average Proceeds from Federal ESPC Projects	$24.1
Equals: 8-quarter rolling average Non-GAAP Adjusted Cash from Operations	$29.6

(1) Subordinated debt, term loans, and drawn amounts on the revolving line of credit, net of debt discount and issuance costs
(2) Debt to EBITDA, as calculated under our Sr. Secured Credit Facility
(3) Term loans, sale-leasebacks and construction loan project financings for our Energy Assets in operations and in-construction and development
(4) Non-core Debt associated with our international joint ventures
(5) Book Value of our Energy Assets in operations and in-construction and development
(6) Total Energy Asset Debt divided by Energy Asset Book Value

Unrestricted cash increased to $138.3 million with total corporate debt of $384.8 million. Our corporate leverage was 3.2x, comfortably below our 3.5x covenant. We also strengthened our capital position in Q2, securing $471.0 million of financing commitments, including the $400 million related to the Neogenyx transaction. That capital gives us added flexibility to fund growth, support working capital needs, and continue scaling the Energy Assets portfolio in a disciplined way.

Adjusted Cash from Operations was negative in Q2, primarily due to the timing of project execution, billings and collections. On a rolling eight-quarter basis, Adjusted Cash from Operations was approximately $30 million, compared with $57 million last quarter, primarily reflecting the timing and mix of activity in the period, along with the composition of the rolling period.

Summary and Outlook
“The second quarter represented an important inflection point for Ameresco as our history of successful large-scale integrated power solution deployments made us a trusted partner for many high profile customers in the data center industry. We are experts in behind the meter solutions,and those solutions now are becoming the go-to path for many data center projects which do not have access to grid power. Our building and public infrastructure projects and energy asset activities, together with these large-scale data center power infrastructure opportunities, give Ameresco a tremendous runway for future growth,” concluded CEO George Sakellaris.

Given our first-half performance, the visibility in our backlog, and the financing progress we made in Q2, we remain confident in our outlook for 2026 and are reaffirming our full-year guidance across all metrics and based on improved visibility into investment tax credits expected to be realized in 2026, we are increasing our Non-GAAP EPS. Based on our updated view, we now expect a tax benefit rate in the range of (25%) to (40%), which increases our Non-GAAP EPS guidance range to be $1.15 to $1.35.

The expected additional tax benefit is supported by our planned transition to a new accounting policy for transferable tax credits in the second half of the year. This methodology better aligns earnings recognition with the period in which the investment tax credits are generated, rather than allocating the benefit over the life of the related assets.

We expect the second half to follow our normal seasonal cadence, with activity weighted somewhat more toward Q4, supported by continued project execution, backlog conversion, and disciplined cost management.

FY 2026 Guidance Ranges
Revenue	$2.0 billion	$2.2 billion
Gross Margin	17%	18%
Adjusted EBITDA (1)	$250 million	$270 million
Depreciation & Amortization	$115 million	$116 million
Interest Expense & Other	$95 million	$100 million
Effective Tax Rate	(25)%	(40)%
Net Income Attributable to Non-Controlling Interest	($22) million	($29) million
Non-GAAP EPS (1)	$1.15	$1.35

(1) The Company’s Adjusted EBITDA and Non-GAAP EPS guidance excludes the potential impact of redeemable non-controlling interest activity, one-time charges, energy asset and goodwill impairment charges, changes in contingent consideration, restructuring activities, as well as any related tax impact.

Conference Call/Webcast Information
The Company will host a conference call today at 4:30 p.m. ET to discuss second quarter 2026 financial results, business and financial outlook, and other business highlights. To participate on the day of the call, dial 1-888-596-4144, or internationally 1-646-968-2525, and enter the conference ID: 4849290, approximately 10 minutes before the call. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investors” section of the Company’s website at www.ameresco.com. If you are unable to listen to the live call, an archived webcast will be available on the Company’s website for one year.
Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, Non- GAAP EPS, Non-GAAP net income and adjusted cash from operations, which are Non-GAAP financial measures. For a description of these Non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these Non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the accompanying tables.

Defined Terms
More details on additional definitions used herein, such as total project backlog, awarded backlog, contracted backlog, O&M backlog, 12-month backlog and assets in development are provided in our periodic reports filed with the SEC..

About Ameresco, Inc.
Ameresco, Inc. (NYSE: AMRC) is a leading energy infrastructure company delivering integrated solutions to create reliable power and modernize infrastructure. The company’s Power Infrastructure business integrates energy resources across behind-the-meter and utility-scale systems. Its Buildings & Public Infrastructure business modernizes the built environment with smart, connected solutions that optimize performance and enhance resilience. Ameresco is a trusted full lifecycle partner, delivering over $15 billion in solutions and contracting over 5 GW of energy resources since its founding in 2000. Headquartered in Massachusetts, Ameresco serves public and private sector customers across North America and Europe. Learn more at www.ameresco.com.

Contact:	Media Relations	Leila Dillon, 508.661.2264, news@ameresco.com
	Investor Relations	Eric Prouty, AdvisIRy Partners, 212.750.5800, eric.prouty@advisiry.com
Lynn Morgen, AdvisIRy Partners, 212.750.5800, lynn.morgen@advisiry.com

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 21E of the Exchange Act, and Section 27A of the Securities Act. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained herein specifically include expectations about market conditions, pipeline, visibility, backlog and conversion thereof, pending agreements, new and expanding market opportunities, financial guidance including estimated future revenues, net income, adjusted EBITDA, Non-GAAP EPS, gross margin, effective tax rate, interest rate, depreciation, tax attributes and capital investments; our expectations related to our agreement with SCE including the impact of delays and any requirement to pay liquidated damages, goals, strategies, investment objectives, plans and achievements and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions .The forward-looking statements included herein involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. These risks and uncertainties include, but are not limited to: (i) demand for our energy efficiency and infrastructure solutions and our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures or other co-investment vehicles and expand into new lines of business); (ii) the timing of, and ability to, enter into contracts for awarded projects on the terms proposed or at all; (iii) the timing of work we do on projects where we recognize revenue on a percentage of completion basis; (iv) the ability to perform under signed contracts without delay and in accordance with their terms and the potential for liquidated and other damages we may be subject to; (v) the fiscal health of the government and the impact of any government shutdowns; (vi) our ability to complete and operate our projects on a profitable basis and as committed to our customers; (vii) our cash flows from operations and our ability to arrange financing to fund our operations and projects; (viii) our customers’ ability to finance their projects and credit risk from our customers; (ix) our ability to comply with covenants in our existing debt agreements; (x) the impact of macroeconomic challenges, weather related events and climate change; (xi) our reliance on third parties for our construction and installation work; (xii) availability and cost of labor and equipment; (xiii) global supply chain challenges, component shortages and inflationary pressures; (xiv) changes in federal, state and local government policies and programs related to our business; (xv) the ability of customers to cancel or defer contracts included in our backlog; (xvi) the output and performance of our energy plants and energy projects; (xvii) cybersecurity incidents and breaches; (xviii) regulatory and other risks inherent to constructing and operating energy assets; (xix) the effects of and ability to close our acquisitions and joint ventures; (xx) seasonality in construction and in demand for our products and services; (xxi) a customer’s decision to delay our work on, or other risks involved with, a particular project; (xxii) the addition of new customers or the loss of existing customers; (xxiii) market price of our Class A Common stock prevailing from time to time; (xxiv) the nature of other investment opportunities presented to our Company from time to time; (xxv) risks related to our international operation and international growth strategy; and (xxvi) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this press release.

AMERESCO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	June 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$138,333	$71,785
Restricted cash	87,125	92,515
Accounts receivable, net	252,600	257,856
Accounts receivable retainage, net	36,517	53,618
Unbilled revenue	889,726	799,109
Inventory, net	12,642	12,609
Prepaid expenses and other current assets	235,861	239,865
Income taxes receivable	3,265	2,166
Project development costs, net	24,211	23,010
Total current assets	1,680,280	1,552,533
Federal ESPC receivable	526,910	503,449
Property and equipment, net	10,437	10,077
Energy assets, net	2,236,328	2,081,224
Deferred income tax assets, net	97,576	96,868
Goodwill, net	68,878	69,302
Intangible assets, net	6,298	7,464
Right-of-use assets, net	74,512	76,165
Restricted cash, non-current portion	25,142	22,215
Other assets	105,820	117,797
Total assets	$4,832,181	$4,537,094

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portions of long-term debt and financing lease liabilities, net	$164,343	$132,125
Accounts payable	641,548	691,197
Accrued expenses and other current liabilities	108,491	113,878
Current portions of operating lease liabilities	9,405	7,959
Deferred revenue	75,543	79,908
Income taxes payable	5,306	3,845
Total current liabilities	1,004,636	1,028,912
Long-term debt and financing lease liabilities, net of current portion, unamortized discount and debt issuance costs	1,794,492	1,749,708
Federal ESPC liabilities	527,957	478,970
Deferred income tax liabilities, net	1,031	2,943
Deferred grant income	4,991	5,385
Long-term operating lease liabilities, net of current portion	53,080	55,938
Other liabilities	94,900	91,003

	June 30,	December 31,
	2026	2025
Redeemable non-controlling interests, net	$—	$1,419
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at June 30, 2026 and December 31, 2025	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 37,168,046 shares issued and 35,066,211 shares outstanding at June 30, 2026, 36,963,263 shares issued and 34,861,428 shares outstanding at December 31, 2025	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at June 30, 2026 and December 31, 2025	2	2
Additional paid-in capital	565,164	395,656
Retained earnings	688,127	696,737
Accumulated other comprehensive loss, net	(4,767)	(460)
Treasury stock, at cost, 2,101,835 shares at June 30, 2026 and December 31, 2025	(11,788)	(11,788)
Stockholders' equity before non-controlling interest	1,236,741	1,080,150
Non-controlling interests	114,353	42,666
Total stockholders’ equity	1,351,094	1,122,816
Total liabilities, redeemable non-controlling interests, and stockholders’ equity	$4,832,181	$4,537,094

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$515,464	$472,284	$916,924	$825,113
Cost of revenues	424,157	398,926	769,153	699,836
Gross profit	91,307	73,358	147,771	125,277
Earnings from unconsolidated entities	393	150	491	411
Selling, general and administrative expenses	47,550	45,734	93,865	84,222
Operating income	44,150	27,774	54,397	41,466
Interest expense and interest income, net	26,396	21,287	51,585	41,192
Other (income) expenses, net	(2,290)	(6,131)	335	(7,926)
Income before income taxes	20,044	12,618	2,477	8,200
Income tax expense (benefit)	137	(2,900)	(3,047)	(1,712)
Net income	19,907	15,518	5,524	9,912
Net income attributable to non-controlling interests and redeemable non-controlling interests	(10,189)	(2,654)	(14,089)	(2,531)
Net income (loss) attributable to common shareholders	$9,718	12,864	$(8,565)	7,381
Net income (loss) per share attributable to common shareholders:
Basic	$0.18	$0.24	$(0.16)	$0.14
Diluted	$0.18	$0.24	$(0.16)	$0.14
Weighted average common shares outstanding:
Basic	52,987	52,638	52,937	52,591
Diluted	53,835	52,821	52,937	52,897

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$5,524	$9,912
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation of energy assets, net	57,251	46,839
Depreciation of property and equipment	1,013	1,180
Increase in contingent consideration	—	71
Accretion of ARO liabilities	248	216
Amortization of debt discount and debt issuance costs	3,696	2,849
Amortization of intangible assets	1,130	1,120
Provision for credit losses	11	9
Gain on disposal of assets	—	(1,343)
Energy asset impairment	334	—
Non-cash production tax credits recognized	(6,958)	—
Non-cash project revenue related to in-kind leases	285	(4,509)
Earnings from unconsolidated entities	(491)	(411)
Unrealized loss (gain) from derivatives	210	(2,967)
Stock-based compensation expense	7,555	6,595
Deferred income taxes, net	(2,485)	(2,916)
Unrealized foreign exchange loss (gain)	1,272	(3,224)
Changes in operating assets and liabilities:
Accounts receivable	4,026	12,721
Accounts receivable retainage	12,395	(4,447)
Federal ESPC receivable	(24,747)	(36,661)
Inventory, net	374	(832)
Unbilled revenue	(101,681)	18,479
Prepaid expenses and other current assets	12,131	(17,241)
Income taxes receivable, net	(6,232)	(1,314)
Project development costs	(2,036)	(2,509)
Other assets	(4,119)	(4,472)
Accounts payable, accrued expenses and other current liabilities	(29,135)	(84,147)
Deferred revenue	(1,123)	7,207
Other liabilities	(261)	4,618
Cash flows from operating activities	(71,813)	(55,177)
Cash flows from investing activities:
Purchases of property and equipment	(1,404)	(569)
Capital investments in energy assets	(213,209)	(208,126)
Capital investments in major maintenance of energy assets	(15,901)	(10,080)
Proceeds from sale of investment tax credits	20,411	70,788
Contributions to equity method investments	(165)	(24,074)
Acquisitions, net of cash received	—	(3,972)
Cash flows from investing activities	(210,268)	(176,033)
Cash flows from financing activities:
Payments on long-term corporate debt financings	(3,063)	(15,500)
Proceeds from long-term corporate debt financings	45,000	100,000
Proceeds (payments) on senior secured revolving credit facility, net	3,000	(32,000)
Proceeds from long-term energy asset debt financings	235,077	290,159
Payments on long-term energy asset debt and financing leases	(205,024)	(154,223)
Proceeds from termination of interest rate swaps	—	2,808
Payments of debt discount and debt issuance costs	(2,506)	(6,763)
Proceeds from Federal ESPC projects	48,110	35,415
Net payments on energy asset receivable financing arrangements	(388)	(207)
Proceeds from exercises of options and ESPP	1,494	1,298
Contributions from non-controlling interests, net of fees	228,429	3,799
Distributions to non-controlling interest	(2,290)	(2,851)

	Six Months Ended June 30,
	2026	2025
Payments on debt and financing leases	—	—
Investment fund call option exercise	(622)	—
Distributions to redeemable non-controlling interests, net	—	—
Cash flows from financing activities	347,217	221,935

Effect of exchange rate changes on cash	(1,051)	2,914
Net increase (decrease) in cash, cash equivalents, and restricted cash	64,085	(6,361)
Cash, cash equivalents, and restricted cash, beginning of period	186,515	198,378
Cash, cash equivalents, and restricted cash, end of period	$250,600	$192,017

Non-GAAP Financial Measures (Unaudited, in thousands)

	Three Months Ended June 30, 2026
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income (loss) attributable to common shareholders	$4,746	$(2,751)	$8,299	$(576)	$9,718
Impact from non-controlling interests and redeemable non-controlling interests (1)	(198)	(4,921)	—	—	(5,119)
Plus (less): Income tax provision (benefit)	2,168	(2,601)	344	226	137
Plus: Interest and other expenses, net	7,107	15,593	665	741	24,106
Plus: Depreciation and amortization	840	28,889	252	150	30,131
Plus: Stock-based compensation	2,511	494	233	141	3,379
Plus: Contingent consideration, restructuring and other charges	326	128	2	1	457
Adjusted EBITDA	$17,500	$34,831	$9,795	$683	$62,809
Adjusted EBITDA margin	4.6%	45.9%	27.1%	3.0%	12.2%

(1) Non-controlling interests share of EBITDA differs from the non-controlling interest reported in net income due to the impacts of interest, depreciation, taxes and amortization in our operating joint ventures.

	Three Months Ended June 30, 2025
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$4,933	$3,426	$2,647	$1,858	$12,864
Impact from redeemable non-controlling interests	—	(450)	—	—	(450)
Plus (less): Income tax provision (benefit)	415	(3,416)	54	47	(2,900)
Plus: Interest and other expenses, net	4,814	9,722	249	371	15,156
Plus: Depreciation and amortization	977	23,803	260	159	25,199
Plus: Stock-based compensation	2,845	499	222	184	3,750
Plus: Contingent consideration, restructuring and other charges	2,311	203	15	(1)	2,528
Adjusted EBITDA	$16,295	$33,787	$3,447	$2,618	$56,147
Adjusted EBITDA margin	4.6%	53.7%	12.3%	11.2%	11.9%

	Six Months Ended June 30, 2026
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income (loss) attributable to common shareholders	$455	$(19,422)	$9,881	$521	$(8,565)
Impact from non-controlling interests and redeemable non-controlling interests (1)	(198)	(4,921)	—	—	(5,119)
Plus (less): Income tax provision (benefit)	533	(3,698)	72	46	(3,047)
Plus: Interest and other expenses, net	15,139	33,912	1,376	1,493	51,920
Plus: Depreciation and amortization	1,665	56,925	505	299	59,394
Plus: Stock-based compensation	5,532	1,126	547	350	7,555
Plus: Energy asset impairment	—	334	—	—	334
Plus: Contingent consideration, restructuring and other charges	216	589	3	2	810
Adjusted EBITDA	$23,342	$64,845	$12,384	$2,711	$103,282
Adjusted EBITDA margin	3.5%	47.5%	18.6%	6.4%	11.3%

(1) Non-controlling interests share of EBITDA differs from the non-controlling interest reported in net income due to the impacts of interest, depreciation, taxes and amortization in our operating joint ventures.

	Six Months Ended June 30, 2025
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income (loss) attributable to common shareholders	$5,326	$(2,458)	$3,380	$1,133	$7,381
Impact from redeemable non-controlling interests	—	(975)	—	—	(975)
Plus (less): Income tax provision (benefit)	1,262	(3,225)	138	113	(1,712)
Plus: Interest and other expenses, net	8,967	22,853	607	839	33,266
Plus: Depreciation and amortization	1,941	46,345	539	314	49,139
Plus: Stock-based compensation	4,872	956	422	345	6,595
Plus: Contingent consideration, restructuring and other charges	2,663	397	23	5	3,088
Adjusted EBITDA	$25,031	$63,893	$5,109	$2,749	$96,782
Adjusted EBITDA margin	4.1%	53.4%	9.7%	6.4%	11.7%

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Non-GAAP net income and EPS:
Net income (loss) attributable to common shareholders	$9,718	$12,864	$(8,565)	$7,381
Adjustment for accretion of tax equity financing fees	—	(27)	(45)	(54)
Impact from redeemable non-controlling interests	547	(450)	547	(975)
Plus: Energy asset impairment	—	—	334	—
Plus: Contingent consideration, restructuring and other charges	457	2,528	810	3,088
Less: Income tax effect of Non-GAAP adjustments	(119)	(657)	(119)	(657)
Non-GAAP net income (loss)	$10,603	$14,258	$(7,038)	$8,783

Diluted net income (loss) per common share	$0.18	$0.24	$(0.16)	$0.14
Effect of adjustments to net income (loss)	0.02	0.03	0.03	0.02
Non-GAAP EPS	$0.20	$0.27	$(0.13)	$0.16

Non-GAAP Adjusted cash from operations:
Cash flows from operating activities	$(107,209)	$(26,873)	$(71,813)	$(55,177)
Plus: proceeds from sales of ITC	20,411	70,788	20,411	70,788
Plus: proceeds from Federal ESPC projects	21,527	5,684	48,110	35,415

Non-GAAP Adjusted cash from operations	$(65,271)	$49,599	$(3,292)	$51,026

Exhibit A: Non-GAAP Financial Measures
We use the Non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These Non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these Non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the tables above.

We understand that, although measures similar to these Non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net income attributable to common shareholders, including impact from non-controlling interests and redeemable non-controlling interests, before income tax (benefit) provision, interest and other expenses net, depreciation and amortization of intangible assets, accretion of asset retirement obligations, stock-based compensation expense, energy asset and goodwill impairment, contingent consideration, restructuring and other charges, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar Non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar Non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, accretion of asset retirement obligations, stock-based compensation expense, impact from redeemable non-controlling interests, contingent consideration, restructuring and asset impairment charges. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.

Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Non-GAAP Net Income and EPS
We define Non-GAAP net income and earnings per share (EPS) to exclude certain discrete items that management does not consider representative of our ongoing operations, including energy asset and goodwill impairment, contingent consideration, restructuring and other charges, impact from redeemable non-controlling interest, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We consider Non-GAAP net income and Non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.

Non-GAAP Adjusted Cash from Operations
We define Non-GAAP adjusted cash from operations as cash flows from operating activities plus proceeds from ITC sales and proceeds from Federal ESPC projects. Cash received in payment of ITC sales are, as of our fiscal year 2025, treated as investing activities under GAAP. Federal ESPC projects are treated as financing cash flows under GAAP. These cash flows, however, correspond to benefits generated by the underlying assets and projects. Thus, we believe that adjusting operating cash flow to include the cash generated from ITC sales and by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses Non-GAAP adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our operations.